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                                                                    EXHIBIT 99.3



                         CONSENT OF DIRECTOR NOMINEE


To:     Hanover Capital Mortgage Holdings, Inc.


        I hereby consent to being named as a director-elect of Hanover Capital Mortgage Holdings, Inc. in the Registration Statement on Form S-11 of Hanover Capital Mortgage Holdings, Inc. and I consent to the filing of this consent with such Registration Statement.




                                        /s/ Paul E. Mullings
                                        --------------------
                                        Paul E. Mullings